Exhibit 3.2.10

OPERATING AGREEMENT

OF

WATER MOVERS CONTRACTING, LLC

THIS OPERATING AGREEMENT (this “Agreement”) is effective as of the      day of             , 2009 (the “Effective Date”), by Water Movers, Inc., an Arizona corporation (the “Member”).

ARTICLE 1

FORMATION, NAME, PURPOSES

1.1 FORMATION. The Member hereby forms a limited liability company (the “Company”) pursuant to the Arizona Limited Liability Company Act (the “Act”), effective upon the filing of the Articles of Organization for the Company with the Arizona Corporation Commission. The Member hereby adopts this Agreement as the Company’s operating agreement for purposes of the Act as of the Effective Date. The Member will from time to time execute or cause to be executed all such certificates, fictitious name, or business statements and other documents, and make or cause to be made all such filings, recordings, and publishings, and do such other acts as the Member may deem necessary or appropriate to comply with the requirements of law for the formation and operation of the Company in all jurisdictions in which the Company desires to conduct business. The Member will cause the Company to be qualified or authorized to do business in any jurisdiction in which such qualification or authorization is necessary in connection with the conduct of the Company’s business.

1.2 NAME. The name of the Company shall be “Water Movers Contracting, LLC.”

1.3 KNOWN PLACE OF BUSINESS. The Company’s known place of business will be located at 30 North 56th Street, Phoenix, Arizona 85034 for the purpose of maintaining the records required to be maintained under the Act, or at such other location as the Member will determine in its sole discretion.

1.4 PURPOSE AND POWERS. The business and purpose of the Company is to (a) engage in the business of contracting, including, without limitation, operating, managing, providing, and otherwise performing general contracting services, including submitting bids and performing services with respect to public works; and (b) engage in such other activities as are reasonably incidental to the foregoing. The Company shall have all the powers now or hereafter conferred by the laws of the State of Arizona on limited liability companies in furtherance of the Company’s purposes.

1.5 TERM. The term of the Company will be perpetual, unless sooner terminated under the provisions of Article 7, or in accordance with the Act.

1.6 AGENT FOR SERVICE OF PROCESS. The name and business address of the Company’s agent for service of process is Gallagher & Kennedy Service Corporation, 2575 East Camel back Road, Phoenix, Arizona 85016. The Member may remove and replace the Company’s agent for service of process at any time.

ARTICLE 2

CAPITAL CONTRIBUTIONS

2.1 INITIAL CAPITAL CONTRIBUTION. Contemporaneously with the execution of this Agreement, the Member shall contribute such cash or property to the capital of the Company as is necessary in its sole and absolute discretion to commence the Company’s business. This provision shall not operate for the benefit of or be enforceable by any creditors of the Company or any other third parties.

2.2 ADDITIONAL CAPITAL CONTRIBUTIONS. The Member may make such additional contributions to the capital of the Company as the Member determines are necessary in its sole and absolute discretion to pay when due the obligations and expenses of the Company or to otherwise accomplish the Company’s purposes. This provision shall not operate for the benefit of or be enforceable by any creditors of the Company or any other third parties.

ARTICLE 3

MANAGEMENT

3.1 MANAGEMENT BY MEMBER. The business and affairs of the Company will be managed exclusively by the Member. The Member will direct, manage, and control the business of the Company and will have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Member deems to be reasonably required to accomplish the purpose and business of the Company.

3.2 MANAGEMENT POWERS AND RESPONSIBILITIES. Without limiting the generality of Section 3.1, the Member will have the power and authority on behalf of the Company:

(a) To sell property to or acquire property from any person as the Member may determine. The fact that the Member is directly or indirectly affiliated or connected with any such person will not prohibit the Member from dealing with that person;

(b) To open from time to time bank accounts in the name of the Company and to designate and remove from time to time, at its discretion, all signatories on such bank accounts;

(c) To borrow money from banks, other lending institutions, individuals, the Member, or affiliates of the Member on such terms as it deems appropriate, and in connection therewith, to hypothecate, encumber, and grant security interests in the assets of the Company to secure repayment of the borrowed sums;

(d) To purchase liability and other insurance to protect the Company’s property and business;

(e) To hold and own any Company real and/or personal properties in the name of the Company;

(f) To invest any Company funds (by way of example, but not limitation) in time deposits, short-term governmental obligations, commercial paper, or other investments;

(g) To sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan so long as such disposition does not violate or otherwise cause a default under any other agreement to which the Company may be bound;

(h) To execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes, and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage, or disposition of the Company’s property, assignments, bills of sale, leases, partnership agreements, and any other instruments or documents necessary, in the opinion of the Member, to the business of the Company;

(i) To employ accountants, legal counsel, managing agents, or other experts to perform services for the Company and to compensate them from Company funds;

(j) To make an assignment for the benefit of creditors of the Company, file a voluntary petition in bankruptcy, or appoint a receiver for the Company;

(k) To enter into any and all other agreements on behalf of the Company with any other person or entity for any purpose, in such forms as the Member may approve; and

(l) To do and perform all other lawful acts as may be necessary or appropriate to the conduct of the Company’s business.

3.3 AUTHORITY TO BIND THE COMPANY. Unless authorized in writing to do so by this Agreement or by the Member, no agent or employee of the Company will have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable for any purpose.

3.4 MEMBER HAS NO EXCLUSIVE DUTY TO COMPANY. The Member will not be required to manage the Company as its sole and exclusive function. The Member may have other business interests and may engage in other activities in addition to those relating to the Company. The Company will not have any right, by virtue of this Agreement, to share or participate in such other activities of the Member or to the income or proceeds derived therefrom.

3.5 RECORDS. At the expense of the Company, the Member will maintain the following records required to be maintained by Section 29-607 of the Act, or any successor provision thereto, at the Company’s known place of business:

(a) The full name and last known business or mailing address of the Member;

(b) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers: of attorney pursuant to which any amendment has been executed;

(c) Copies of the Company’s currently effective written Operating Agreement and all amendments thereto, copies of any prior written Operating Agreement no longer in effect, and copies of any writings permitted or required with respect to the Member’s obligation to contribute cash, property, or services;

(d) Copies of the Company’s federal, state, and local income tax returns and reports, if any for the three most recent years;

(e) Copies of financial statements of the Company, if any, for the three most recent years;

(f) Minutes of every annual, special, and court-ordered meeting, if any; and

(g) Any written consents obtained from the Member for actions taken by the Member without a meeting.

3.6 TAX RETURNS AND ELECTIONS. The Member will at the expense of the Company cause the preparation and timely filing of all federal, state, and local tax returns required to be filed by the Company, if any. All elections permitted to be made by the Company under federal, state, or local law will be made by the Member in its sole discretion.

3.7 EXCULPATION OF MEMBER. Any act or the failure to do any act by the Member, or any member, manager, partner, shareholder, director, officer, or employee of the Member (collectively the “Indemnified Parties”), the effect of which results in loss or damage to the Company, will not give rise to any liability to the Member or the Indemnified Parties, if such act or failure to act is done in good faith to promote the best interests of the Company or is done pursuant to advice of independent legal counsel, accountants, or other experts selected, engaged, or retained by the Member with reasonable care. The preceding sentence will not relieve any person of liability for gross negligence, bad faith, dishonesty, or misappropriation of Company assets.

3.8 INDEMNIFICATION OF MEMBER; INSURANCE. The Company will, solely from Company assets, indemnify and hold the Member and the Indemnified Parties harmless from and against any loss, cost, damage, liability, injury, or expense (including but not limited to attorneys’ fees and disbursements) suffered or sustained by the Member and the Indemnified Parties by reason of any acts, omissions, or alleged acts or omissions arising out of activities on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees, and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the acts or omissions or alleged acts or omissions upon which such actual or threatened action, proceeding, or claim is based were not performed or omitted as a result of gross negligence, bad faith, dishonesty, or misappropriation of Company assets. The Company will also have the power to purchase and maintain insurance on behalf of the Member and the Indemnified Parties against any liability asserted against the Member and the Indemnified Parties and incurred by the Member and the Indemnified Parties in any such capacity or arising out of their status as a Member or an Indemnified Party, whether or not the Company would have the power to indemnify the Member or the Indemnified Party against such liability under the provisions of this Section 3.8 or applicable law.

ARTICLE 4

MEMBERS

4.1 LIMITATION OF LIABILITY. The Member’s liability for the debts and obligations of the Company will be limited as set forth in Section 29-651 of the Act, or any successor provision thereto, and other applicable law.

4.2 MEETINGS OF THE MEMBER. There will be no required annual meeting by the Member. However, special meetings by the Member, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Member,

4.3 ACTION BY MEMBER WITHOUT A MEETING. Action required or permitted to be taken at a meeting of the Member may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by the Member.

ARTICLE 5

DISTRIBUTIONS AND TAX CLASSIFICATION

5.1 DISTRIBUTIONS PRIOR TO LIQUIDATION. Prior to the dissolution of the Company and the commencement of the liquidation of its assets and winding up of its affairs, the Member, promptly following the end of its fiscal year and at such other times as it may deem appropriate, will determine and distribute the Company’s “net available cash flow” to the Member. For purposes of this Agreement, “net available cash flow” means the excess of gross cash receipts (exclusive of initial and additional capital contributions and, except to the extent the Member determines otherwise, proceeds received from any borrowings by the Company) over cash disbursements, without deduction for depreciation, cost recovery deductions, and other non-cash charges, for (a) ail operating costs, (b) all principal and interest payments on debts (including payments of Member loans), (c) all asset acquisition costs and capital costs necessary for the maintenance, repair, and improvement of the Company’s assets, and (d) reasonable reserves, as determined by the Member,

5.2 DISTRIBUTIONS IN LIQUIDATION. Following the dissolution of the Company and the commencement of winding up and the liquidation of its assets, all distributions to the Member will be governed by Article 7.

5.3 TAX CLASSIFICATION. Solely for federal, state, and local income tax purposes, as long as the Member is the sole member of the Company, the Member intends that the Company be treated either as a branch or division of the Member or disregarded. The Member will file all necessary or appropriate forms in accordance with such tax classification.

ARTICLE 6

ADMISSIONS

No person will be admitted as a member of the Company after the date of formation of the Company without the written consent or approval of the Member. Upon admission, the members will amend this Agreement to reflect the admission of the new member.

ARTICLE 7

DISSOLUTION AND TERMINATION

7.1 DISSOLUTION. The Company will dissolve upon the first to occur of any of the following events:

(a) The written election of the Member any time; or

(b) The entry of a decree of dissolution under Section 29-785 of the Act.

7.2 LIQUIDATION, WINDING UP AND DISTRIBUTION OF ASSETS. Following an event that causes a dissolution of the Company, the Member will proceed to liquidate the Company’s assets and properties, discharge the Company’s obligations, and wind up the Company’s business and affairs as promptly as is consistent with obtaining the fair value thereof. The proceeds of liquidation of the Company’s assets, to the extent sufficient therefor, will be applied and distributed as follows:

(a) First, to the payment and discharge of all of the Company’s debts and liabilities except those owing to the Member or to the establishment of any reasonable reserves for contingent or unliquidated debts and liabilities;

(b) Second, to the payment of any debts and liabilities owing to the Member; and

(c) Third, to the Member.

Notwithstanding anything in this Section 7.2 to the contrary, in lieu of liquidating all of the Company’s assets and properties, the Member may make in-kind liquidating distributions of the Company’s assets and properties in satisfaction of its liquidation priorities set forth in Sections 7.2(b) and 7.2(c).

7.3 DEFICIT CAPITAL ACCOUNT. Except as otherwise required by the Act, the Member will have no obligation to contribute or advance any funds or other property to the Company by reason of the fact that the Company’s assets and properties are not sufficient to pay all of the Company’s debts and obligations upon completion of winding up or at any other time.

7.4 ARTICLES OF TERMINATION. When all of the remaining property and assets have been applied and distributed in accordance with Section 7.2, the Member will cause Articles of Termination to be executed and filed with the Arizona Corporation Commission in accordance with the Act.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1 APPLICATION OF ARIZONA LAW. This Agreement will be construed and enforced in accordance with the laws of the State of Arizona.

8.2 AMENDMENTS. This Agreement may not be amended except by written instrument executed by the Member.

8.3 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

8.4 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance will be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof will not be affected and will be enforceable to the fullest extent permitted by law.

8.5 SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions, and agreements herein contained will be binding upon and inure to the benefit of the Member and, to the extent permitted by this Agreement and by applicable law, its successors and assigns.

8.6 CREDITORS AND OTHER THIRD PARTIES. None of the provisions of this Agreement will be for the benefit of or enforceable by any creditor of the Member or the Company or by any other third party.

8.7 ENTIRE AGREEMENT; SUPERSEDURE. This agreement constitutes the entire statement of the member relating to the company and supersedes all prior statements, contracts, or agreements with respect to the subject matter of this agreement, whether written or oral.

IN WITNESS WHEREOF, the undersigned has duly executed this Operating Agreement of Water Movers Contracting, LLC effective as of the Effective Date.

MEMBER:

WATER MOVERS, INC. an Arizona corporation

By:	/s/ Chris Nute
Name:	Chris Nute
Its:	CFO